                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                                   ----------
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 FARR COMPANY
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee:

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                  FARR COMPANY

                                2201 PARK PLACE

                         EL SEGUNDO, CALIFORNIA  90245

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1998

     The Annual Meeting of the Stockholders of Farr Company, a Delaware corporation, will be held in the Company's offices located at 2201 Park Place, El Segundo, California, on Tuesday, April 28, 1998, at 11:00 a.m. for the following purposes:

     1. To elect two directors to serve for three years. The Board of Directors' nominees are named in the accompanying Proxy Statement which is part of this Notice.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 6, 1998 as the record date for determination of those stockholders entitled to vote at this meeting.

     All stockholders are cordially invited to attend the meeting.

                                              Kenneth  W. Gerstner

                                                    Secretary

El Segundo, California
March 25, 1998

-------------------------------------------------------------------------------
       In order to ensure your representation at the meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the meeting and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.
-------------------------------------------------------------------------------

                                  FARR COMPANY
                                 ______________

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Farr Company (the "Company") to be held at 11:00 a.m. on Tuesday, April 28, 1998. This solicitation is made by the Board of Directors of the Company, and the costs thereof, which will be borne by the Company, are expected to be nominal. Brokerage houses, custodians, nominees and others who hold stock in their names will be reimbursed for expenses in sending proxy materials to their principals.

     The Company intends to send this Proxy Statement and form of proxy to its stockholders on or about March 25, 1998. The principal executive offices of the Company are located at 2201 Park Place, El Segundo, California 90245, and its telephone number is (310) 727-6300.

     The stockholders of record at the close of business on March 6, 1998 are entitled to one vote for each share of stock held by them. At the close of business on March 6, 1998, there were outstanding 5,517,010 shares of the Company's common stock, par value $.10 per share (the "Common Stock") (such figure does not include 238,556 shares held in treasury). A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Any proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. Proxies will be voted as directed.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In voting for the election of directors, each share has one vote for each position to be filled, and there is no cumulative voting. Directors will be elected by a plurality of the shares voting, which means that abstentions or broker non-votes will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote at the meeting. Therefore, as to any such particular proposal, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 6, 1998 with respect to shares of the Common Stock which are held by persons known to the Company to be beneficial owners of more than 5% of the Common Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                                    AMOUNT AND
                                                                    NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)              PERCENT OF CLASS
------------------------------------                          -----------------------              ----------------
Wellington Management Company, LLP....................              462,100(2)                           8.4%
   75 State Street
   Boston, Massachusetts 02109

Wanger Asset Management, L.P..........................              440,200(3)                           8.0%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606

Fleet Financial Group, Inc............................              353,500(4)                           6.4%
   One Federal Street
   Boston, Massachusetts 02110

Wilen Management Company, Inc.........................              303,450(5)                           5.5%
   Greenspring Station, Suite 226
   2360 West Joppa Road, Suite 226
   Lutherville, Maryland 21093

Dimensional Fund Advisors Inc.........................              289,224(6)                           5.2%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401

 ____________
 (1) Based on 5,517,010 shares of the Company's Common Stock outstanding (not including 238,556 shares held in treasury) as of March 6, 1998.
 (2) Based on the information contained in a Schedule 13G/A filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 11, 1998.
 (3) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 6, 1998.
 (4) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 13, 1998.
 (5) Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 23, 1998.
 (6) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 10, 1998.

OWNERSHIP BY MANAGEMENT

     The following table sets forth as of March 6, 1998 information with respect to the beneficial ownership of the Common Stock by each director and nominated director of the Company, each Named Officer (as defined below) of the Company, and by all directors and executive officers of the Company as a group.


                                                                               SHARES           PERCENT
                                                                            BENEFICIALLY           OF
NAME OF BENEFICIAL OWNER                         POSITION                   OWNED(1)(2)(3)     CLASS(2)(3)
------------------------                         --------                   --------------     -----------
Robert Batinovich................   Director..........................         162,000             2.9%

Richard P. Bermingham............   Director..........................          24,750              *

Denis R. Brown...................   Director..........................           8,000              *

David J. Farr(4).................   Director..........................          15,500              *

Kenneth W. Gerstner..............   Senior Vice President and
                                    Chief Financial Officer...........          64,509             1.2%

John C. Johnston.................   President and Chief Operating
                                    Officer, Director.................           1,466              *

John J. Kimes....................   Director..........................          10,000              *

H. Jack Meany....................   Chairman of the Board and
                                    Chief Executive Officer......              140,650             2.5%

Myron G. Rasmussen...............   Vice President....................          33,506              *

John A. Sullivan.................   Director..........................          10,500              *

Richard Larson...................   Senior Vice President.............              --             --

A. Frederick Gerstell............   Nominated Director................              --             --

Directors and Executive Officers as a group (11 persons)..............         470,881(3)          8.3%

_________________
*    Less than 1%.

(1) Based on 5,517,010 shares of the Company's Common Stock outstanding (not including 238,556 shares held in treasury) as of March 6, 1998. Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. The Company has no information as to whether any shares shown in this table are subject to California community property law.

(2) For purposes of computing the percentages, the number of shares of Common Stock outstanding includes shares purchasable by such individual or group within 60 days upon exercise of outstanding stock options.

(3) Includes shares purchasable within 60 days upon exercise of outstanding stock options as follows: R. Batinovich, 12,000; R.P. Bermingham, 21,000;
     D. Brown, 3,000; D.J. Farr, 12,000; K.W. Gerstner, 59,250; J.J. Kimes,
     9,000; H.J. Meany, 12,000; M.G. Rasmussen, 23,063; J. Sullivan, 6,000; all
     Directors and Executives Officers as a group, 157,313.

(4) Does not include 200,000 shares of Common Stock held by the M.S. Farr Family Trust as to which David J. Farr was appointed trustee in March 1996. As trustee, Mr. Farr has sole power to vote and dispose of shares held by such trust but has no economic interest in such shares. Mr. Farr has decided not to seek re-election to the Board of Directors upon the expiration of his term at the 1998 Annual Meeting.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Company has eight directors divided into three classes (two classes consisting of three directors, and one class consisting of two directors). Two directors are to be elected at the Annual Meeting, each of whom will serve until the 2001 Annual Meeting or until their respective successors shall have been elected or appointed.

     In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. Although the Board of Directors expects that each of the nominees will be available to serve as a director, in the event any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors.

                                 1998 NOMINEES
                                 -------------

                                                   PRINCIPAL BUSINESS EXPERIENCE DURING PAST                DIRECTOR
        NAME                   AGE                  5 YEARS AND CERTAIN OTHER DIRECTORSHIPS                   SINCE
-------------------        -----------    ----------------------------------------------------------     --------------
Robert Batinovich             61          Chairman and Chief Executive Officer of Glenborough Realty          1994
                                          Trust Incorporated (since 1996), a real estate investment
                                          company; President and majority owner of Glenborough
                                          Corporation (since 1978); Commissioner and past President
                                          (from 1975 to 1980) of the California Public Utilities
                                          Commission.

A. Frederick Gerstell         60          Chairman and Chief Executive Officer of CalMat Co., a                --
                                          producer of construction materials, since 1996; Chairman,
                                          President, Chief Executive Officer and Chief Operating
                                          Officer of CalMat from 1991 to 1996; President, Chief
                                          Executive Officer and Chief Operating Officer of CalMat
                                          from 1988 to 1991; President and Chief Operating Officer of
                                          CalMat from 1984 to 1988; Director, Ameron, Inc., since
                                          1997; Director and Vice Chairman of the National Stone
                                          Association since 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

     Unless otherwise instructed, proxies will be voted FOR the election of management's two nominees for directors.

                              CONTINUING DIRECTORS
                              --------------------

                                              PRINCIPAL BUSINESS EXPERIENCE DURING PAST             DIRECTOR        TERM
        NAME                 AGE               5 YEARS AND CERTAIN OTHER DIRECTORSHIPS               SINCE         EXPIRES
---------------------    -----------    -----------------------------------------------------    -------------   -----------
John J. Kimes                 55        President and Chief Executive Officer of Computerized         1995           2000
                                        Security Systems (since 1988), a manufacturer of
                                        electronic and mechanical lock hardware and systems;
                                        Vice President Administration and Controller (from
                                        1981 to 1988) of NI Industries, Inc., a manufacturer
                                        of building, industrial and defense products.

H. Jack Meany                 75        Chairman and Chief Executive Officer of the Company           1976           2000
                                        (since February 1996); Chairman, President and Chief
                                        Executive Officer of the Company (from April 1994 to
                                        February 1996); Director of the Company (from June
                                        1976 to March 1994); Retired, Chairman of the Board
                                        and Chief Executive Officer of NI Industries, Inc.
                                        (from October 1975 to March 1988), a manufacturer of
                                        building, industrial and defense products; Director,
                                        APS Inc. since 1990; Director, BWIP, Inc. since 1987;
                                        Director, ESI, Inc. since 1980.

Denis R. Brown                58        President and Chief Executive Officer and a Director          1997           2000
                                        of Pinkerton, Inc. (since April 1994), a leading
                                        supplier of global security solutions; President and
                                        Chief Executive Officer of Concurrent Computer
                                        Corporation, from 1990 to 1993;  Director, CalMat Co.
                                        since January 1997.

John C. Johnston              54        President and Chief Operating Officer of the Company          1996           1999
                                        since February 1996; Senior Vice President of the
                                        Company from January 1995 to February 1996; President
                                        of Easton Aluminum, Inc., an athletic equipment
                                        manufacturer, from 1986 to December 1994.

Richard P. Bermingham         58        Chairman of Bermingham Investment Company since 1997;         1990           1999
                                        Vice Chairman of American Golf Corporation, a golf
                                        course management company, from 1994 to 1997;
                                        President and Chief Executive Officer (from May 1987
                                        to June 1994) of Sizzler International, Inc., an
                                        operator and franchisor of restaurants.

John A. Sullivan              43        Investment Advisor of Relational Investors, LLC since         1996           1999
                                        1998; Financial Consultant with Batchelder &
                                        Partners, Inc., from May 1996 to March 1998; Senior
                                        Vice President of The Seidler Companies Incorporated
                                        from August 1993 to April 1996, and Vice President
                                        from October 1990 to August 1993; Director, American
                                        Coin Merchandising, Inc. since October 1995.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during 1997. During 1997, no director attended fewer than 75% of the meetings of the Board of Directors and committees on which he served and which were held while a sitting director.

     Directors who are not employees of the Company were paid an annual retainer of $9,000 and $600 for each Board and committee meeting attended. Committee chairmen were paid $800 for each committee meeting attended. Directors who are employees of the Company are not paid for attending Board of Directors or committee meetings.

     On January 22, 1991, the Board of Directors adopted the 1991 Stock Option Plan for Non-Employee Directors (the "Director Plan"). On September 12, 1995, the Board of Directors adopted the Second Amendment to the Director Plan, which amendment was approved by the stockholders at the 1996 Annual Meeting of Stockholders. The Second Amendment to the Director Plan increased the number of shares subject to the plan from 72,000 to 150,000 and extended the duration of the Director Plan from 1995 to 2001, among other things. Pursuant to the Director Plan, each non-employee director of the Company is automatically granted, on an annual basis, an option to purchase 3,000 shares of Common Stock. The price for each option granted under the Director Plan is the greater of (a) the fair market value of the Common Stock on the date of grant or (b) the minimum legal consideration necessary for the issuance of such shares. Under the Director Plan, as of March 1, 1998, the Company had granted options to purchase its Common Stock to the following directors: (i) options for 24,000 shares to Mr. Bermingham; (ii) options for 12,000 shares to Mr. Meany; (iii) options for 15,000 shares to each of Messrs. Batinovich and D.J. Farr; (iv) options for 12,000 shares to Mr. Kimes; (v) options for 9,000 shares to Mr. Sullivan; and (vi) options for 6,000 shares to Mr. Brown.

     In 1980, the Board of Directors adopted a deferred compensation plan pursuant to which directors may elect to defer all or a portion of their directors' fees.

     Among the committees of the Board of Directors are an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     The Executive Committee is comprised of Messrs. Meany (Chairman), Johnston and Bermingham. The purpose of the Executive Committee is to expedite the decision making process of the Board of Directors. The Executive Committee did not meet in 1997.

     The Audit Committee, which is comprised of Messrs. Bermingham (Chairman), Sullivan and Kimes, held two meetings in 1997. The functions performed by the Audit Committee include: recommending to the Board independent accountants to serve the Company for the ensuing year; reviewing with the independent accountants and management the scope and results of audits; assuring that the independent accountants act independently; reviewing and approving any substantial change in the Company's accounting policies and practices; reviewing with management and the independent accountants the adequacy of the Company's system of internal controls; reviewing the Company's annual proxy statement; and reviewing non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. To help ensure the independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

     The Compensation Committee, which in 1997 was comprised of Messrs. Batinovich (Chairman), D.J. Farr and Brown, held two meetings in 1997. Mr. Farr has decided not to seek re-election to the Board of Directors upon the expiration of his term at the 1998 Annual Meeting. The functions performed by the Compensation Committee include reviewing management's recommendations as to executive compensation and grants of stock options to key employees and the hiring of outside consultants to study and report on the competitiveness of the Company's compensation to its officers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

     To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons, the Company believes that during the year ended January 3, 1998, all filing requirements applicable to its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were complied with.

CORPORATE GOVERNANCE

     The Board of Directors has adopted two policies which are significant steps toward further enhancement of its corporate governance.

     No less than once per year the Board of Directors selects at least three employees of the Company from below the Senior Vice President level for an off-the-record interview from which officers are excluded. The purpose of this interview is to gain input from the lower-level employees as to their opinions of how well the Company is being managed and answer any questions board members may have regarding the Company from the employees' point of view.

     A second policy of significance to sound corporate governance regards the role of outside consultants who provide data, analyses and make recommendations pertaining to executive pay and benefits. Under this policy all officers and employees of the Company are excluded from both the selection and the hiring of the consultants and from receiving information and reports direct from the consultants. This is beneficial because it removes the consultant from any position of risk of having a conflict of interest and it assures the Board of Directors that the consultant is working only to the committee's instructions. A further explanation of the application of this policy can be found in the Compensation Committee Report contained herein.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated officers whose cash compensation for the fiscal year ended January 3, 1998 for services rendered in all capacities to the Company exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                       ANNUAL COMPENSATION          AWARDS
                                                    -------------------------    -------------
                                                                                   SECURITIES        ALL OTHER
                                                                                   UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR      SALARY ($)     BONUS ($)      OPTIONS(#)         ($)(1)
------------------------------------     -------    -----------    ----------    -------------    --------------
H. Jack Meany (2),                         1997        246,002       247,834             0             --
  Chairman and Chief Executive             1996        246,000       339,180             0             --
  Officer                                  1995        246,000       337,512             0             --

John C. Johnston,                          1997        170,000       137,013        20,000             --
  President and Chief Operating            1996        170,000       140,636             0             --
  Officer                                  1995        170,000        75,198        66,000             --

Kenneth W. Gerstner,                       1997        140,001        50,776             0             --
  Senior Vice President and Chief          1996        140,000        69,491             0             --
  Financial Officer                        1995        140,000        61,928        27,000             --

Richard L. Farr (3),                       1997        140,001        50,776             0             --
  Vice President                           1996        140,000        69,491             0             --
                                           1995        140,000        60,668        25,500

Myron G. Rasmussen,                        1997        117,393        33,115             0             --
  Vice President                           1996        117,393        45,321             0             --
                                           1995        116,749        38,533         3,000             --

_________________

(1) Excludes compensation in the form of other personal benefits, which for each of the Named Officers did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each year.

(2) In February 1996, Mr. Meany became Chairman and Chief Executive Officer of the Company. Previously, Mr. Meany was Chairman, President and Chief Executive Officer of the Company from April 1994 to February 1996. The Compensation Committee set Mr. Meany's base salary in July 1996, effective retroactively to April 1994. Prior to such retroactive adjustment, Mr. Meany was paid nominal annual compensation of $1.00 for his services from April 1994 to June 1996. In addition, the Compensation Committee in July 1996 established Mr. Meany as a participant in the Company's Management Incentive Plan effective retroactively to April 1994. Mr. Meany's 1995 and first half of 1996 wages and earned incentives were paid to him in July 1996. All wages and incentive compensation earned by Mr. Meany after June 1996 are paid to Mr. Meany concurrently as earned. The annual compensation table set forth above reflects Mr. Meany's compensation for 1995 and 1996 based on the wages retroactively deemed to have been earned in those years.

(3) Mr. Farr resigned his position with the Company effective December 31, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information concerning a grant of options issued by the Company to one Named Officer in fiscal 1997:

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF           % OF TOTAL                                ASSUMED ANNUAL RATES OF STOCK
                                 SECURITIES           OPTIONS                                         PRICE APPRECIATION
                                UNDERLYING           GRANTED TO      EXERCISE                         FOR OPTION TERM(2)
                                  OPTIONS           EMPLOYEES IN      PRICE      EXPIRATION    ------------------------------
          NAME                  GRANTED(#)(1)        FISCAL YEAR    ($/SHARE)       DATE             5%               10%
-------------------------       -------------       ------------    ---------   -----------    -------------    -------------
John C. Johnston.........         20,000               42.6%          $12.00      4/29/07        $150,935           $382,498

________________
(1) Such options were granted on April 29, 1997 with an exercise price equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market on such date.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. The actual value, if any, which a Named Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock on the date of exercise and the exercise price.

STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for the Named Officers information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of Common Stock.

                                                                                                  VALUE OF UNEXERCISED IN-THE-
                                       SHARES                        NUMBER OF UNEXERCISED             MONEY OPTIONS AT
                                      ACQUIRED        VALUE           OPTIONS AT FY-END(#)               FY-END ($)(1)
                                         ON         REALIZED     ---------------------------     -----------------------------
           NAME                      EXERCISE(#)       ($)       EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------          -----------    --------     -----------   -------------     -----------     -------------
H. Jack Meany(2)............              0             --            12,000             0           120,500             --

John C. Johnston............              0             --                 0        86,000               --         830,000

Kenneth W. Gerstner.........              0             --            46,500        19,500           503,500        222,000

Richard L. Farr.............              0             --            40,500        14,250           400,000        164,875

Myron G. Rasmussen..........              0             --            20,812         3,000           186,808         31,750

_________________

(1) Calculated based on the closing price of the Company's Common Stock ($15.00 per share) as reported on the Nasdaq National Market on January 3, 1998.
(2) Mr. Meany holds total options to purchase 12,000 shares of Common Stock that were granted pursuant to the Director Plan for his services to the Company as a non-employee director.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in the year ended January 3, 1998 were Messrs. Batinovich (Chairman), D.J. Farr and Brown, each of whom are non-employee directors and none of whom has any direct or indirect material interest in or relationship with the Company (outside of his position as director). Mr. Farr has decided not to seek re-election to the Board of Directors upon the expiration of his term at the 1998 Annual Meeting. To the Company's knowledge, there were no interrelationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this Proxy Statement.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such the Securities Act of 1933 or the Exchange Act.

                                    * * * *

     The policy of the Compensation Committee is to establish compensation levels for the Chief Executive Officer and the other officers reflecting both
(i) the Company's overall performance and (ii) the executive's contribution to the growth and profitability of the Company. The Compensation Committee strives to determine the appropriate executive compensation levels that will allow the Company to attract and retain qualified executives.

     The Compensation Committee retains the services of an outside consultant who is recruited, selected and retained solely by the Compensation Committee, acting entirely independently of and without direction from management.

     The consultant provides reports and information on a confidential basis to the Compensation Committee. No reports or other information are provided to management by the consultant other than by direction of the Compensation Committee, at its sole discretion. No files or records of the consultant's reports or work papers are kept by management or in the Company's files except at the specific direction of the Chairman of the Compensation Committee and only for specific documents or information.

     The consultant's assignment is to use available current salary data for companies of comparable size in manufacturing and related businesses, and make comparative evaluations of salaries, incentive compensation and perquisites. To facilitate this process, the Company provides to the consultant the value of all options existing at the beginning of the year for each individual officer along with a comparison of the value of all options existing at the end of the year and any gain on options exercised during the year. This information is included in the consultant's report to the Compensation Committee. Such information as is reasonably available which may be of value to the Compensation Committee in its deliberations is also provided by the consultant. Specific recommendations are made by the consultant to the Compensation Committee, if and when requested by the Committee.

     The scope of the work to be performed and the fees and costs for such work are determined between the consultant and the Chairman of the Compensation Committee for each assignment. This is normally once each year, but may include other work or at other times, as required by the Compensation Committee. The positions covered are determined by the Compensation Committee and are the entire officer staff as then-existing, and may include planned positions.

     The Compensation Committee, with recommendations from the Chief Executive Officer, determines the compensation of the other executive officers. Compensation levels are generally based on the Company's overall performance, particularly in the areas of sales and earnings. Such performance is typically measured by comparing the Company's operating plan for the year versus actual achievement of that plan. In determining compensation levels, the Compensation Committee also considers qualitative factors such as new product development, organizational improvements and other factors considered vital to the Company's success in meeting its long-term sales growth and profit objectives. The Compensation Committee also focuses on each officer's area of responsibility and contribution in helping to reach Company objectives.

     A major part of the compensation of each officer is base salary. Upon its review of the Company's operating plan measured against actual achievement, the Compensation Committee establishes the salary levels for executives and awards bonuses. The Compensation Committee considers data from the outside compensation consultant and also considers the practices of various industry groups. Such industry groups generally include companies in the same industry as the Company as well as companies of comparable size in other industries. The Compensation Committee believes that the Company's overall executive compensation levels are generally in line with the compensation levels at other companies studied by the Compensation Committee. This is made up of base salaries, which are slightly lower, and incentive compensation, which is generally higher, than the average of the comparable companies studied.

     In February 1996, Mr. Meany became Chairman and Chief Executive Officer of the Company. Previously, Mr. Meany was Chairman, President and Chief Executive Officer of the Company from April 1994 to February 1996. Prior to April 1994, Mr. Meany served as a non-employee director of the Company. At Mr. Meany's request, and as set by the Compensation Committee, Mr. Meany received an annual base salary of $1.00 from April 1994 to February 1996. The Compensation Committee in July 1996 then re-established Mr. Meany's base salary retroactively at $246,000 per year, effective April 1994. In addition, Mr. Meany became retroactively eligible to participate in the Company's Management Incentive Plan. Mr. Meany's 1994, 1995 and first half of 1996 wages and earned incentives were paid to him in July 1996. No allowance was added to these payments for interest to cover the deferral period and none is planned.

     All wages and incentives earned by Mr. Meany after June 1996 were paid and are being paid to him concurrently as earned. The annual compensation table set forth above reflects Mr. Meany's compensation for the years 1995 and 1996 based on the wages and incentive pay deemed to have been retroactively earned in those years. Mr. Meany's base salary and incentive compensation levels were determined by the Compensation Committee through reference to only the base salaries and total compensation being paid to chief executives of comparable manufacturing and other business companies, along with the Company's performance and Mr. Meany's ability to build and maintain a strong management team, capable of meeting the Company plan on a consistent basis.

     Officers are eligible to receive bonuses under the Company's Management Incentive Plan. Under this plan, bonuses are based on the Company achieving profits above a minimum return on assets and certain income levels. Based on 1997 operating results, corporate performance exceeded the minimum return on assets and certain income levels, thereby providing for bonuses to be awarded to management. The Compensation Committee also retains the discretion to award bonuses based on corporate or individual performance.

     The Compensation Committee annually considers grants of stock options for employees; determines the recipients for such options; and the number of options to be granted to each recipient. The purpose of the stock option program is to provide incentives to the Company's management and other personnel to maximize stockholder value. The option program also utilizes vesting periods to encourage employees to continue in the employ of the Company. The aggregate number of options granted to an employee is based on the responsibilities of the employee, the historic levels of option awards granted to other employees, the appropriate incentive level for purposes of achieving the objectives set for the option plan and the potential dilution effect of additional options to the overall earnings per share. In 1997, the Compensation Committee granted to John
C. Johnston options to purchase 20,000 shares of Common Stock at an exercise price of $12.00 per share, the fair market value on the date of grant. In 1997, the Compensation Committee did not make any option grants to other Named Officers, but did grant options to certain other officers and employees.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a deduction to a public corporation for compensation exceeding $1,000,000 to "covered employee." A "covered employee" is defined as the Chief Executive Officer and the Company's four other most highly compensated officers at the end of any taxable year. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which includes performance-based compensation (as defined in Section 162(m)) in order to maximize the Company's income tax deductions. However, this policy does not rule out the possibility that the Compensation Committee may approve compensation that may not qualify for the compensation deduction. This may be done if in light of all applicable circumstances it would be in the best interest of the Company for such compensation to be paid.

                                    ROBERT BATINOVICH (Chairman)
                                    DAVID J. FARR
                                    DENIS R. BROWN

PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Exchange Act. The following table compares total stockholder returns over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Pollution Control Index (the "S&P Pollution Control Index") over the period from January 1, 1992 to January 3, 1998.

             COMPARISON OF CUMULATIVE TOTAL RETURN OF FARR COMPANY,
               S&P 500 INDEX AND THE S&P POLLUTION CONTROL INDEX


                             [GRAPH APPEARS HERE]


=====================================================================================================
                                             1992      1993      1994      1995      1996      1997
-----------------------------------------------------------------------------------------------------
FARR COMPANY                                $100.00   $100.00   $ 98.00   $128.00   $266.00   $359.82
-----------------------------------------------------------------------------------------------------
S&P POLLUTION CONTROL INDEX                 $100.00   $129.16   $123.56   $143.05   $153.10   $166.54
-----------------------------------------------------------------------------------------------------
S&P 500 INDEX                               $100.00   $110.08   $111.54   $111.54   $188.69   $251.64
=====================================================================================================

     The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results. Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices on January 1, 1992. The graph then tracks the value of these investments, assuming reinvestment of dividends, through January 3, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP ("Arthur Andersen"), the Company's auditors since 1970, audited the Company's financial statements for the year ended January 3, 1998. In connection with its audit of the Company's financial statements for the year ended January 3, 1998, Arthur Andersen reviewed the Company's Annual Report to Stockholders, its filings with the Securities and Exchange Commission and its unaudited quarterly financial information. Representatives of Arthur Andersen are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is expected that they will be available to respond to appropriate questions from the stockholders at the meeting. The Board of Directors has selected Arthur Andersen as the Company's auditors for the fiscal year ending January 2, 1999.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 1999 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than November 25, 1998.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders containing audited financial statements for the year ended January 3, 1998 is being mailed herewith to all stockholders of record. The Annual Report does not form part of the material for solicitation of proxies.

                                 MISCELLANEOUS

     Should any matter not described in the Proxy Statement properly come before the meeting, the persons named in the accompanying proxy form will vote in accordance with their best judgment.

                              By the Order of the Board of Directors,



                              Kenneth W. Gerstner
                              Secretary

El Segundo, California
March 25, 1998

STOCKHOLDERS OF RECORD ON MARCH 6, 1998 MAY OBTAIN COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO KENNETH W. GERSTNER, 2201 PARK PLACE, EL SEGUNDO, CALIFORNIA 90245, AND A COPY WILL BE SENT TO YOU.

                        FARR COMPANY
       ANNUAL MEETING OF STOCKHOLDERS--APRIL 28, 1998
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      THE UNDERSIGNED STOCKHOLDER OF FARR COMPANY DOES
    HEREBY NOMINATE, CONSTITUTE AND APPOINT H. J. MEANY
    AND KENNETH W. GERSTNER, OR EITHER OF THEM, THE
    TRUE AND LAWFUL PROXIES, AGENTS AND ATTORNEYS OF
    THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION,
P   TO VOTE FOR THE UNDERSIGNED ALL OF THE COMMON STOCK
R   OF SAID CORPORATION STANDING IN THE NAME OF THE
O   UNDERSIGNED ON ITS BOOKS AT THE CLOSE OF BUSINESS
X   ON MARCH 6, 1998, AT THE ANNUAL MEETING OF
Y   STOCKHOLDERS TO BE HELD AT THE OFFICES OF THE
    CORPORATION, 2201 PARK PLACE, EL SEGUNDO,
    CALIFORNIA, ON APRIL 28, 1998 OR AT ANY ADJOURNMENT
    THEREOF, WITH ALL OF THE POWERS WHICH WOULD BE
    POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT,
    AS FOLLOWS:

      IF NO CONTRARY INSTRUCTION IS INDICATED, THIS
    PROXY WILL BE VOTED FOR THE ELECTION OF
    MANAGEMENT'S THREE NOMINEES AS DIRECTORS.

              (Continued and to be signed on other side)

   IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE
              ELECTION OF MANAGEMENT'S TWO NOMINEES AS DIRECTORS.

                                                             Please mark   [X]
                                                             your votes
                                                               as this


                                                                      WITHHELD
                                                        FOR            FOR ALL
1. Election of Directors                                [X]              [X]
   Robert Batinovich and A. Frederick Gerstell

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                         ___ The undersigned hereby acknowledges receipt of the
                           | Notice of Annual Meeting of Stockholders dated
                             April 28, 1998 and the Proxy Statement of the same date furnished therewith.




Signature(s) ____________________________   Date ______________________________
NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

LOGO

                        CONFIDENTIAL VOTING INSTRUCTIONS

P R O X Y                         FARR COMPANY

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1998

TO: WELLS FARGO BANK AS TRUSTEE UNDER THE
   401(K) RETIREMENT PLAN OF FARR COMPANY

  I hereby instruct the Trustee to vote (in person or by proxy) all the shares of Farr Company Common Stock which are credited to my account at the Annual Meeting of Stockholders of Farr Company to be held at the offices of the corporation, 2201 Park Place, El Segundo, California, on April 28, 1998 or at any adjournment thereof, on the following matters, as provided in the proxy statement, and upon any other matter which may properly come before the meeting.

    PLEASE MARK YOUR CHOICE LIKE THIS [_] IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) ELECTION OF TWO DIRECTORS [_] Vote FOR ALL (except as marked to the contrary below) [_] WITHHELD for ALL

                  Robert Batinovich and A. Frederick Gerstell

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
________________________________________________________________________________
                  (Continued and to be signed on other side.)


LOGO
                            ______________
                              Shares of
                             Common Stock

  PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS
BELOW AND RETURN IN THE ENCLOSED ENVELOPE. YOUR
SHARES WILL BE VOTED ACCORDING TO YOUR
INSTRUCTIONS. IF THIS CARD IS RETURNED SIGNED WITH
NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED
FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE.

  Unless you sign and return this
card so that it is received by the
Trustee before April 21, 1998 your
shares will be voted as provided by
the Plan.

                                                Date; ___________________, 1998

                                                _______________________________

                                                _______________________________
                                                 (Please sign EXACTLY as your
                                                     name appears hereon)

                                                When signing as attorney,
                                                executor, administrator,
                                                trustee or guardian, please
                                                give full title. If more than
                                                one trustee, all should sign.
                                                All joint owners should sign.